UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2025

Royalty Pharma plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-39329	98-1535773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)

110 East 59th Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 883-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	RPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 16, 2025, Royalty Pharma plc (the “Issuer”) closed its previously announced offering (the “Offering”) of $600 million aggregate principal amount of 4.450% Senior Notes due 2031 (the “2031 Notes”), $900 million aggregate principal amount of 5.200% Senior Notes due 2035 (the “2035 Notes”) and $500 million aggregate principal amount of 5.950% Senior Notes due 2055 (the “2055 Notes” and, together with the 2031 Notes and 2035 Notes, the “Notes”). The Notes were issued under the indenture, dated as of September 2, 2020 (the “Base Indenture”), among the Issuer, Royalty Pharma Holdings Ltd (“RP Holdings”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the fourth supplemental indenture, dated as of June 9, 2025 (the “Fourth Supplemental Indenture”), among the Issuer, RP Holdings, Royalty Pharma Manager, LLC (“RP Manager” and, together with RP Holdings, the “Guarantors”) and the Trustee, and as further supplemented by the fifth supplemental indenture, dated as of September 16, 2025 (the “Fifth Supplemental Indenture” and, together with the Base Indenture and the Fourth Supplemental Indenture, the “Indenture”), among the Issuer, the Guarantors and the Trustee. The Notes are guaranteed on a senior unsecured basis by the Guarantors.

The 2031 Notes bear interest at a fixed rate of 4.450% per annum, and interest will be payable on March 25 and September 25 of each year, beginning March 25, 2026, until the maturity date of March 25, 2031. The 2035 Notes bear interest at a fixed rate of 5.200% per annum, and interest will be payable on March 25 and September 25 of each year, beginning March 25, 2026, until the maturity date of September 25, 2035. The 2055 Notes bear interest at a fixed rate of 5.950% per annum, and interest will be payable on March 25 and September 25 of each year, beginning March 25, 2026, until the maturity date of September 25, 2055. The Issuer may redeem the Notes at such times and at the redemption prices as provided for in the Indenture. The Indenture also contains certain covenants as set forth in the Indenture and requires the Issuer to offer to repurchase the Notes upon certain change of control events.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Base Indenture and the Fourth Supplemental Indenture attached as Exhibit 4.1 hereto and Exhibit 4.2 hereto, respectively, and (ii) the Fifth Supplemental Indenture attached as Exhibit 4.3 hereto and the form of the Notes included therein, which are incorporated herein by reference.

Item 8.01.	Other Events.

On September 2, 2025, the Issuer and the Guarantors entered into an underwriting agreement (the “Underwriting Agreement”) with the representatives of the several underwriters in connection with the Offering. The Underwriting Agreement includes the terms and conditions for the offering and sale of the Notes, indemnification and contribution obligations, and other terms and conditions customary in agreements of this type. The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached as Exhibit 1.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated as of September 2, 2025, among Royalty Pharma plc, Royalty Pharma Holdings Ltd, Royalty Pharma Manager, LLC and BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and TD Securities (USA) LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of September 2, 2020, among Royalty Pharma plc, Royalty Pharma Holdings Ltd and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39329), filed with the SEC on September 2, 2020).

4.2	Fourth Supplemental Indenture, dated as of June 9, 2025, among Royalty Pharma plc, Royalty Pharma Holdings Ltd, Royalty Pharma Manager, LLC and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-39329), filed with the SEC on August 6, 2025).

4.3	Fifth Supplemental Indenture, dated as of September 16, 2025, among Royalty Pharma plc, Royalty Pharma Holdings Ltd, Royalty Pharma Manager, LLC and Wilmington Trust, National Association, as Trustee.

4.4	Form of 4.450% Senior Notes due 2031 (included in Exhibit 4.3 hereto).

4.5	Form of 5.200% Senior Notes due 2035 (included in Exhibit 4.3 hereto).

4.6	Form of 5.950% Senior Notes due 2055 (included in Exhibit 4.3 hereto).

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Securities.

5.2	Opinion of Davis Polk & Wardwell London LLP with respect to certain matters of English law.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2025

ROYALTY PHARMA PLC

By:	/s/ Terrance Coyne
Terrance Coyne
Chief Financial Officer